The George Putnam Fund of Boston, Semi annual Report, 1/31/05



Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2005 Putnam Management has
assumed $164,275 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 6).

72DD1 (000s omitted)		Class A	30,252
					Class B	 5,758
					Class C	   405

72DD2 (000s omitted)		Class M	 1,462
					Class R	     2
					Class Y	 8,541

73A1					Class A	0.156
					Class B	0.091
					Class C	0.092

73A2					Class M	0.114
					Class R	0.147
					Class Y	0.178

74U1	(000s omitted)		Class A	189,013
					Class B	 57,997
					Class C	  4,259

74U2	(000s omitted)		Class M	 12,190
					Class R	     28
					Class Y	 42,754

74V1					Class A	17.91
					Class B	17.72
					Class C	17.80

74V2					Class M	17.73
					Class R	17.87
					Class Y	17.95